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                                                                    EXHIBIT 10.2

                                    FORM OF

                                  DEMAND NOTE

                                                          Nashua, New Hampshire

$[        ]                                            [_________________, 2001]

11 Riverside Street, Nashua, NH 03062

     For value received, [        ] (the "Borrower"), having an address of c/o
                                          --------
Storage Computer Corporation, 11 Riverside Street, Nashua, NH 03062, hereby unconditionally promises to pay to the order of Storage Computer Corporation or registered assigns (the "Lender"), having a usual place of business at 11
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Riverside Street, Nashua, New Hampshire 03062, ON DEMAND, the principal sum of
[      ] and [__]/100 Dollars ($[    ]), or such lesser sum as shall have been
advanced to the Borrower by the Lender, together with interest thereon, all as hereafter provided. Such principal sum, together with all interest incurred thereon and all other fees and costs, shall be due and payable ON DEMAND. The Lender's right to make demand is unconditional and unlimited.

     The Lender may make demand, at any time, in the exercise of the Lender's sole discretion. The Borrower agrees that, in exercising its discretion, the Lender may make demand for any reasons which it deems appropriate, and such reasons may be related or unrelated to the Borrower, its business or financial condition or prospects. The Lender's right to make demand is a continuing right, and acceptance by the Lender of any payment after demand shall not be deemed a waiver of such right to make demand on any other occasion.

     Prior to the date upon which the balance of this Note becomes due and payable as described herein, the unpaid principal balance outstanding, from time to time, hereunder shall accrue interest at a fixed rate equal to the Applicable Federal Rate in effect on the date hereof. "Applicable Federal Rate" means the Federal short-term rate as that term is defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended. Interest shall be computed on the basis of a 360-day year and a 30-day month and shall be compounded semi-annually. Notwithstanding any other provision of this Note, the Lender does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum amount permitted by applicable law; any payments in excess of such maximum shall be refunded to the Borrower or credited to reduce principal hereunder. All payments received by the Lender hereunder will be applied first to costs of collection and fees, if any, then to interest and the balance to principal.

     All outstanding principal plus accrued and unpaid interest on this Note shall be immediately due and payable upon notice in writing from Lender to the Borrower demanding payment in full of the loan evidenced hereby; provided, however, that the Borrower shall not be in default under the terms of this Note unless and until the Borrower fails to pay the balance due on this Note within five (5) days after demand is made. All accrued and unpaid interest on this Note shall be paid upon payment of the principal of the Note, whether by demand or otherwise. At the time that the payment of the balance of this Note becomes due and following the expiration of any grace period provided for herein, the Lender may proceed with every remedy available at law or in equity.
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     Principal and interest shall be payable in lawful money of the United
States of America, at the address of the Lender set forth above or at such other address as the Lender or any permitted subsequent holder may designate from time to time to the Borrower in writing. If any day on which a payment is due pursuant to the terms of this Note is not a business day, such payment shall be due on the next business day following.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

     In case any payment herein provided for shall not be paid when due, the Lender promises to pay all costs of collection or enforcement of this Note, including, without limitation, court costs and all reasonable attorney's fees and expenses incurred or paid by the Lender in enforcing the obligations of the Borrower.

     This Note may be prepaid, in whole or in part, at any time without penalty or premium.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New Hampshire and shall have the effect of a sealed instrument.

     The Borrower and all endorsers and guarantors of this Note herein waive presentment, notice of nonpayment, protest and all other demand and notices in connection with the delivery, acceptance, performance or enforcement of this Note.



                                  By:_________________________________________
Witness:______________________    [                    ]

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